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                                                                       EXHIBIT 8

                                             January 9, 2001

Oxford Health Plans, Inc.
  48 Monroe Turnpike,
    Trumbull, Connecticut 06611

Ladies and Gentlemen:


     We have acted as your counsel in connection with the registration under the Securities and Exchange Act of 1933 (the "Act") of 10,829,507 shares of common stock, par value $.01 per share, of Oxford Health Plans, Inc., a Delaware Corporation. We hereby confirm to you that our opinion is as set forth under the caption "Certain United States Tax Consequences to Non-U.S. Holders of Common Stock" in the prospectus (the "Prospectus"), included in the related Registration Statement No. 333-77529 on Form S-3, as amended, that you filed with the Securities and Exchange Commission (the "Registration Statement"). This option supersedes all previous opinions filed.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Certain United States Tax Consequences to Non-U.S. Holders of Common Stock." In giving such consent, we do not admit that we are in the category of persons whose consent is required under the Section 7 of the Act.


                                             Very truly yours,

                                             /s/ Sullivan & Cromwell